    As filed with the Securities and Exchange Commission on January 10, 2000

                             REGISTRATION NO. 333 -
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                    under the

                             SECURITIES ACT OF 1933

                               EPIX MEDICAL, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                           04-3030815
    (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)           Identification No.)

                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 250-6000
                    (Address of Principal Executive Offices)

                 AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                    Michael D. Webb, Chief Executive Officer
                               EPIX Medical, Inc.
                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 250-6000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                           William T. Whelan, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            Proposed
          Title of                    Amount to be          Maximum
 securities to be registered          Registered(1)         Aggregate                 Amount of
                                                          offering price(2)         registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value           800,000              $4,665,455                $1,232
=============================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Epix Medical, Inc. Amended and Restated 1992 Equity Incentive Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of determinng the registration fee pursuant to Rule 457(h) and in accordance therewith includes (i) 721,303 shares subject to existing options based upon the price at which such options may be exercised and (ii) 78,697 shares subject to options to be granted under the Plan based on the basis of the average of the high and low sale prices per share of the Common Stock reported by the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on January 5, 2000.

                                EXPLANATORY NOTE

         The contents of the Registration Statement on Form S-8 (File No. 333-30531) of EPIX Medical, Inc. are hereby incorporated by reference. The purpose of this S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1992 Equity Incentive Plan.

Exhibits.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1         Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
             (included in opinion of counsel filed as Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, independent auditors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on January 10, 2000.

                                 EPIX MEDICAL, INC.

                                 By: /s/ Michael D. Webb
                                 ----------------------------------
                                 Michael D. Webb
                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                           TITLE                                        DATE

                                               Chief Executive Officer
/s/ Michael D. Webb                               and Director                          January 10, 2000
------------------------------------------     (Principal Executive Officer)
Michael D. Webb

                                               Director of Finance
/s/ Pamela E. Carey                              and Treasurer                          January 10, 2000
------------------------------------------     (Principal Financial and
Pamela E. Carey                                  Accounting Officer)

                                               Chairman of the Board
/s/ Christopher F.O. Gabrieli                    and Director                           January 10, 2000
------------------------------------------
Christopher F.O. Gabrieli

/s/ Stanley T. Crooke                          Director                                 January 10, 2000
------------------------------------------
Stanley T. Crooke, M.D. Ph.D.

/s/ Luke B. Evnin                              Director                                 January 10, 2000
------------------------------------------
Luke B. Evnin, Ph.D.

/s/ Randall B. Lauffer                         Director                                 January 10, 2000
------------------------------------------
Randall B. Lauffer, Ph.D.


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

                                  EXHIBIT INDEX

Exhibit
Number       Description

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered. Filed herewith.

23.1         Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
             (included in opinion of counsel filed as Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, independent auditors. Filed herewith.


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